Exhibit 99.1

American Rebel to Participate in the HC Wainwright Global Investment Conference

Nashville, TN, Sept. 05, 2024 (GLOBE NEWSWIRE) -- American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), the creator of American Rebel Beer (www.americanrebelbeer.com), and branded safes, personal security and self-defense products and apparel, today announced that management will be participating in the HC Wainwright Global Investment Conference, which is being held September 9 to 11, 2024.

The Company’s presentation will be available on-demand to conference attendees. Management will be available for one-on-one meetings in person at the Lotte New York Palace Hotel in New York, NY September 9 and 10.

To receive additional information, register to attend, or schedule a one-on-one meeting, email AREB@mzgroup.us.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

Company Contact:

info@americanrebel.com

Investor Relations:
Brian Prenoveau
MZ North America
+1 (561) 489-5315
AREB@mzgroup.us